                                                                    Exhibit 10.1
                           [WILSON PITTS LETTERHEAD]

18 July 2002

Our Ref: RDC/JG/27750/4

Mr M Christmas
Hugo International Ltd
6 Waterside Drive
Langley Business Park
Langley
SLOUTH
SL3 6EZ

Dear Mike

HUGO INTERNATIONAL LIMITED -- COMPANY VOLUNTARY ARRANGEMENT

As you are of course already aware, the CVA was approved by a majority at the meeting held at your offices on 12 July 2002, however, I enclose a copy of the formal Chairman's Report to Court for your reference.

Under the terms of the Proposal, you are required to pay a regular monthly contribution of not less than Pound Sterling 7,500 on account of the anticipated contribution of Pound Sterling 150,000 between now and 11 July 2003. Accordingly, your first contribution is due on or before 11 August 2002.

As you may be aware from discussions and from e-mail communications, although the CVA has now been approved and we have given back day to day control of the company's affairs to yourselves as officers of the company, the Administration Order still technically remains in place.

The reason for this is that an Administrator cannot seek discharge of the Administration Order and his release from office until such time as all his duties as Administrator have been completed. These duties will include the collection of all sales receipts due for the trading period to 12 July 2002 and discharge of corresponding liabilities. (In practice, some of these transactions will be dated considerably after 12 July due to lead times on orders and stock etc.)

Although the Administration Order is still in place, affording the company the protection enjoyed since 12 October 2001, the company should not seek to rely on this for any eventuality arising from trading post-12 July. Should any creditor wish to commence proceedings or to take any action against the company between now and when the Administrator's duties are complete and the Order discharged, they should do so by seeking the Administrator's consent or with leave of the High Court. You should be aware that, in the event of any creditor seeking our consent, in those circumstances it would be an abuse of process for us not to provide it. I am sure however that you would not have expected the Administration Order protection to continue once the CVA was in place.

I look forward to the successful completion of the Voluntary Arrangement and would like to wish you good luck for the next twelve months and beyond.

Yours sincerely



/s/ RD Childe
RD CHILDE
for
DF WILSON
JOINT SUPERVISOR

IN THE HIGH COURT OF JUSTICE

CHANCERY DIVISION

LEEDS DISTRICT REGISTRY NO 279 OF 2002

IN THE MATTER OF PART IV OF THE INSOLVENCY ACT 1986

AND IN THE MATTER OF HUGO INTERNATIONAL LIMITED

Chairman's Report to Court on the Creditors Meeting held on the 12th July 2002.

We David Frederick Wilson and Julian Nigel Richard Pitts of Wilson Pitts, Devonshire House, 38 York Place, Leeds, LS1 ZED hereby report to the Court as follows:-

1.   The proposal for a Company Voluntary Arrangement was approved.

2. The creditors approved the nomination of David Frederick Wilson and Julian Nigel Richard Pitts of Wilson Pitts, Devonshire House, 38 York Place, Leeds, LS1 ZED as Joint Supervisors.

3.   The resolutions proposed and the decisions taken were as follows:-

4. 83% of creditors voting voted for acceptance of the proposal. 17% of creditors voting voted to reject the proposal.

5.   100% of members approved the proposal put forward to creditors.

6. A list of creditors with their respective values who were present or represented at the meeting is annexed hereto showing how each creditor voted.



Dated this 16th day of July 2002



Signed /s/ R.D. CHILDE
       ---------------------------
       R.D. CHILDE
       CHAIRMAN

HUGO INTERNATIONAL LIMITED

CREDITORS VOTING AT THE MEETING OF CREDITORS
HELD ON 12TH JULY 2002

Creditors Voting To Accept The Proposal                     (Pound)
---------------------------------------
Airsys Communications Tech Ltd                              6022.22
ALP Electrical Ltd.                                          153.16
Alain Charles Publishing Ltd                                3525.00
BPT Security Systems UK Ltd                                 3935.45
Clearlink Communications Ltd                                 117.50
D. Foden                                                  415903.00
Chris Harden Associates                                    22867.62
R S Hill & Sons                                             2468.00
Hygeni-Care Ltd                                               38.19
HM Customs & Excise                                        66753.24
Icom UK Ltd                                                  519.15
Inland Revenue                                             82863.00
Peter Jones (ILG) Ltd                                         19.57
Kenwood Electronics UK Ltd                                  5815.30
Maxon Europe Ltd                                             100.00
Orwell Securities Ltd                                     550000.00
RCI UK                                                      5145.07
Red Bus Wine Production                                       16.06
T. Grady                                                     204.70
                                                         ----------
                                                         1166466.23   83%

Creditors Voting To Reject The Proposal
---------------------------------------

Motorola GMBH                                             206057.30
Motorola Ltd                                               34357.01
                                                         ----------
                                                          240414.31   17.0%
